EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-109183, Form S-3 No. 333-110678, Form S-3 No. 333-113192, Form S-3 No. 333-117441, Form S-3 No. 333-117443 and Form S-3 No. 333-125901) of Avanex Corporation and in the related Prospectus and the Registration Statements (Form S-8 No. 333-119690, Form S-8 No. 333-109917, Form S-8 No. 333-99645, Form S-8 No. 333-74124, Form S-8 No. 333-55364, Form S-8/S-3 No. 333-34202 and Form S-8 No. 333-42952) pertaining to the 1998 Stock Plan, as amended, the 1999 Employee Stock Purchase Plan, the 1999 Directors Option Plan, the Holographix Inc. 1996 Stock Option Plan, as amended, the Holographix Inc. 2000 Stock Option Plan, as amended, and the LambdaFlex, Inc. 2000 Stock Plan of our report dated July 30, 2004 with respect to the consolidated financial statements and schedule of Avanex Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ ERNST & YOUNG LLP

Palo Alto, CA

September 28, 2005